    As filed with the Securities and Exchange Commission on March 1, 1999
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                                MGM GRAND, INC.
              (Exact name of registrant specified in its charter)

          Delaware                                          88-0215232
-------------------------------                        -------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)


                         3799 Las Vegas Boulevard South
                         Las Vegas, Nevada  89109
                    (Address of Principal Executive Offices,
                              including zip code)

                          ----------------------------
                                MGM GRAND, INC.
                         REPLACEMENT STOCK OPTION PLAN
                                MGM GRAND, INC.
                    DIRECTORS' REPLACEMENT STOCK OPTION PLAN
                            (Full title of the plan)

                          ----------------------------
                                 SCOTT LANGSNER
                              Secretary/Treasurer
                                MGM GRAND, INC.
                         3799 Las Vegas Boulevard South
                            Las Vegas, Nevada  89109
                                 (702) 891-3333
(Name, address and telephone number, including area code  of agent for service)

                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
 Title of securities      Amount to be     Proposed               Proposed              Amount of
 to be registered         registered(1)    maximum offering       maximum               registration fee
                                           price per share(2)     aggregate offering
                                                                  price(2)
--------------------------------------------------------------------------------------------------------
Common Stock,                736,104          37 31/32            $27,948,948           $7,770.00
 par value $.10
========================================================================================================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low price per share as reported on the New York Stock Exchange on February 25, 1999.

    The Exhibit Index is located on page 8 of this Registration Statement.
               This Registration Statement consists of 8 pages.

                                  INTRODUCTION

This Registration Statement on Form S-8 is filed by MGM Grand, Inc., a Delaware corporation ("MGM Grand"), relating to 736,104 shares of its common stock, issuable to eligible employees and directors of Primadonna Reseorts, Inc., a Nevada corporation ("Primadonna"), pursuant to that certain Agreement and Plan of Merger, dated as of December 2, 1998, by and among MGM Grand, MGM Grand Acquisition Corp. and Primadonna under the MGM Grand, Inc. Replacement Stock Option Plan and the MGM Grand, Inc. Directors' Replacement Stock Option Plan (collectively, the "Plans").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents of MGM Grand heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference into the Registration Statement:

     (a) MGM Grand's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by MGM Grand's latest annual report or prospectus referred to in (a) above.

     (c) MGM Grand's definitive proxy statement, dated May 5, 1998, filed pursuant to Section 14 of the Exchange Act.

     (d) MGM Grand's information statement, dated February 5, 1999, filed pursuant to Section 14 of the Exchange Act.

     (e) The description of MGM Grand's Common Stock which is contained in MGM Grand's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any and all amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by MGM Grand pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Terry N. Christensen, a director of MGM Grand and a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, which is rendering an opinion in connection herewith as to the validity of MGM Grand common stock, together with all other attorneys in such firm participating in the preparation of this Registration Statement, beneficially own 8,820 shares of MGM Grand's common stock.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters at issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 also permits a Delaware corporation to indemnify its officers and directors in an action by or in the right of the corporation under the same conditions against expenses incurred by such persons in connection with the defense or settlement of such action, except no such indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful and the merits are otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

     Article II, Section 12 of the Bylaws of MGM Grand, Inc. provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

     In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of MGM Grand, Inc. limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to MGM Grand, Inc. or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to MGM Grand, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.

Item 7.  Exemption From Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

4.1 MGM Grand, Inc. Replacement Stock Option Plan. (Incorporated by reference to Appendix A to MGM Grand, Inc.'s information statement, dated February 5, 1999)

4.2 MGM Grand, Inc. Directors' Replacement Stock Option Plan. (Incorporated by reference to Appendix B to MGM Grand, Inc.'s information statement, dated February 5, 1999.

5      Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
       LLP.

23.1 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (set forth as part of Exhibit 5).

23.2   Consent of Arthur Andersen LLP.

Item 9.  Undertakings.


     (a)  MGM Grand hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by MGM Grand pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) MGM Grand hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of MGM Grand's annual report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGM Grand pursuant to the foregoing provisions, or otherwise, MGM Grand has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MGM Grand of expenses incurred or paid by a director, officer or controlling person of MGM Grand in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MGM Grand will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication for such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, MGM Grand certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 1, 1999.


                           MGM GRAND, INC.



                           By: /s/ J. Terrence Lanni
                              ----------------------------------------------
                                   J. Terrence Lanni
                                   Chairman of the Board and Chief Executive
                                   Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                    Title                            Date
       ---------                    -----                            ----

 /s/ Alex Yemenidjian         President, Chief Operating          March 1, 1999
--------------------------    Officer and Director
     Alex Yemenidjian


 /s/ J. Terrence Lanni        Chairman of the Board and           March 1, 1999
--------------------------    Chief Executive Officer
     J. Terrence Lanni        (Principal Executive Officer)



 /s/ James J. Murren          Executive Vice President,           March 1, 1999
--------------------------    Chief Financial Officer and
     James J. Murren          Director (Principal Financial
                              and Accounting Officer)


 /s/ James D. Aljian          Director                            March 1, 1999
--------------------------
     James D. Aljian

 /s/ Fred Benninger           Director                            March 1, 1999
--------------------------
     Fred Benninger


 /s/ Terry N. Christensen     Director                            March 1, 1999
--------------------------
     Terry N. Christensen


                              Director
--------------------------
     Glenn A. Cramer


 /s/ Willie D. Davis          Director                            March 1, 1999
--------------------------
     Willie D. Davis


                              Director
--------------------------
     Alexander M. Haig, Jr.


                              Director
--------------------------
     Kirk Kerkorian


                              Director
--------------------------
     Walter M. Sharp


 /s/ Jerome B. York           Director                            March 1, 1999
--------------------------
     Jerome B. York

                                 EXHIBIT INDEX
                                 -------------



                                                               Page Number In
Exhibit                                                         Sequentially
Number    Exhibit Description                                  Numbered Copy
------    -------------------                                  --------------

4.1 MGM Grand, Inc. Replacement Stock Option Plan. (Incorporated by reference to Appendix A to MGM Grand, Inc.'s information statement, dated February 5, 1999).

4.2 MGM Grand, Inc. Directors' Replacement Stock Option Plan. (Incorporated by reference to Appendix B to MGM Grand, Inc's information statement, dated February 5, 1999 ).

5      Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
       LLP.

23.1 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP (set forth as part of Exhibit 5).

23.2   Consent of Arthur Andersen LLP.